EXHIBIT 3.3


      Amendments to By-laws of Sealed Air Corporation (the "Corporation")

                            Effective May 21, 1999


                    Section 2.05 of the Corporation's By-laws is amended to read in its entirety as follows:

                             "Section 2.05. Special Meetings. Special meetings
                    of the stockholders may be called by the chairman of the board, by the chief executive officer or by resolution of the Board of Directors and, subject to the procedures set forth in this section, shall be called by the chief executive officer or the secretary at the request in writing of stockholders owning a majority of the voting power of the then outstanding Voting Stock. Any such resolution or request shall state the purpose or purposes of the proposed meeting. Such meeting shall be held at such time and date as may be fixed by the Board of Directors. The Board of Directors may postpone fixing the time and date of a special meeting to be held at the request of stockholders in order to allow the secretary to determine the validity of such request, provided, that if such request is determined to be valid, then the Board of Directors shall fix the date of such special meeting to be no later than 90 days after such determination. For the purposes of these By-laws, the term "Voting Stock" shall have the meaning of such term set forth in the Certificate of Incorporation or, if not defined therein, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors."

                    Section 2.12 is added to the Corporation's By-laws:

                             "Section 2.12. Notice of Stockholder Nomination
                    and Stockholder Business. At an annual meeting of the stockholders, only such persons who are nominated in accordance with the procedures set forth in this section shall be eligible to stand for election as directors and only such business shall be conducted as shall have been brought before the meeting in accordance with the procedures set forth in these By-laws. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made (i) pursuant to the Corporation's notice of meeting, including matters covered by Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice by the stockholder as


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                    provided in this section, who is entitled to vote at the
                    meeting, and who complies with the notice provision set forth in this section. A notice of the intent of a stockholder to make a nomination or to bring any other matter before an annual meeting must be made in writing and received by the secretary of the Corporation no earlier than the 119th day and not later than the close of business on the 45th day prior to the first anniversary of the date of mailing of the Corporation's proxy statement for the prior year's annual meeting. However, if the date of the annual meeting has changed by more than 30 days from the date it was held in the prior year or if the Corporation did not hold an annual meeting in the prior year, then such notice must be received a reasonable time before the Corporation mails its proxy statement for the annual meeting. Every such notice by a stockholder shall set forth (i) the name and address of such stockholder as they appear on the Corporation's books and the class and number of shares of the Corporation's Voting Stock that are owned beneficially and of record by such stockholder,
                    (ii) a representation that the stockholder is a holder of the Corporation's Voting Stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice; (iii) with respect to notice of an intent to make a nomination, a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors of the Corporation; and (iv) with respect to notice of an intent to bring up any other matter, a description of the matter, the reasons for conducting such business at the meeting and any material interest of the stockholder in the matter. Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to be named in a proxy statement as a nominee and to serve as director of the Corporation if so elected. Except as otherwise provided by law or by the Certificate of Incorporation, the chairman of the meeting shall have the power and authority to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-law and whether such matter is an appropriate subject for stockholder action under applicable law, and, if it was not, to declare that such proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this section. Nothing in this section shall be deemed to


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                    affect any rights of stockholders to request inclusion of
                    proposals in the Corporation's proxy statement in accordance with Rule 14a-8 under the Exchange Act or the holders of any series of preferred stock to elect directors under circumstances specified in the Certificate of Incorporation.

                    The Corporation elects to be governed by paragraph (2) of
           Section 141(c) of the Delaware General Corporation Law, and the first sentence of Section 3.11 of the Corporation's By-laws is deleted, and replaced by the following:

                    "The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. All committees may authorize the seal of the Corporation to be affixed to all papers which may require it. To the extent provided in any resolution or by these By-laws, subject to any limitations set forth under the laws of the State of Delaware and the Certificate of Incorporation, any such committee shall have and may exercise any of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation."

                    Section 6.06 of the Corporation's By-laws is added and former Section 6.06 of the By-laws is renumbered as Section 6.07, with such new Sections 6.06 and 6.07 to read in their entirety as follows:

                             "Section 6.06. Record Date for Consents.  In order
                    that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days after the receipt of such request and no prior action by the Board of Directors is required by applicable law, then the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its headquarters office to the attention of the secretary. Delivery shall be by hand or certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining


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                    stockholders entitled to consent shall be at the close of
                    business on the date on which the Board of Directors adopts the resolution taking such prior action. The Board of Directors may postpone action by written consent in order to allow the secretary to conduct a reasonable and prompt investigation to ascertain the legal sufficiency of the consents. The secretary may designate an independent inspector of election to conduct such investigation."

                             "Section 6.07. Record Dates. In order that the
                    Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty or less than ten days before the date of such meeting, and not more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting."